EXHIBIT 1
TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Market or in the case of the transaction on September 7, 2012 reported below, the sale of shares in third market block transactions that were reported to the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Quantity
7/18/2012	Sale	$ 4.0011	1	14,400
7/19/2012	Sale	$ 4.0218	2	2,023
7/20/2012	Sale	$ 4.0187	3	2,335
7/26/2012	Sale	$ 4.0000		1,000
8/7/2012	Sale	$ 3.9500		1,826
8/9/2012	Sale	$ 4.0015	4	53,934
8/10/2012	Sale	$ 4.1682	5	3,160
8/13/2012	Sale	$ 4.1483	6	2,795
8/14/2012	Sale	$ 4.0500		9,229
8/15/2012	Sale	$ 4.0000		6,500
8/16/2012	Sale	$ 4.0000		100
8/17/2012	Sale	$ 3.9947	7	1,897
8/20/2012	Sale	$ 4.0123	8	6,725
8/21/2012	Sale	$ 4.0660	9	500
8/22/2012	Sale	$ 4.0025	10	1,200
8/24/2012	Sale	$ 4.1000		100
8/29/2012	Sale	$ 4.0000		600
8/30/2012	Sale	$ 4.0075	11	400
8/31/2012	Sale	$ 4.0144	12	3,650
9/4/2012	Sale	$ 4.0060	13	300
9/5/2012	Sale	$ 4.0000		100
9/6/2012	Sale	$ 4.0300		123
9/7/2012	Sale	$ 3.9000		2,128,813

1 This transaction was executed in multiple trades at prices ranging from $4.00 – 4.06.
2 This transaction was executed in multiple trades at prices ranging from $4.00 – 4.09.
3 This transaction was executed in multiple trades at prices ranging from $4.00 – 4.06.
4 This transaction was executed in multiple trades at prices ranging from $4.00 – 4.05.
5 This transaction was executed in multiple trades at prices ranging from $4.15 – 4.25.
6 This transaction was executed in multiple trades at prices ranging from $4.10 – 4.16.
7 This transaction was executed in multiple trades at prices ranging from $3.99 – 4.00.
8 This transaction was executed in multiple trades at prices ranging from $4.00 – 4.06.
9 This transaction was executed in multiple trades at prices ranging from $4.00 – 4.11.
10 This transaction was executed in multiple trades at prices ranging from $4.00 – 4.02.
11 This transaction was executed in multiple trades at prices ranging from $4.00 – 4.02.
12 This transaction was executed in multiple trades at prices ranging from $4.00 – 4.02.
13 This transaction was executed in multiple trades at prices ranging from $4.00 – 4.01.